UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 15, 2012
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Seven Arts Entertainment Inc.
(Exact name of registrant as specified in its charter)
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Nevada	001-34250	45-3138068
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)
8439 Sunset Boulevard, 4th Floor, West Hollywood, CA 90069
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code 323 372 3080

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01 Other Events

On October 15, 2012, we increased the number of our directors to eight with the addition of David Furth.  Mr. Furth, in addition to three of our current directors, is an “independent director” under the SEC independence standards applicable to us.  David Furth is the managing director of Gi2 LLC, where he has managed hedge fund and private equity investments focusing on rapidly growing international companies in retail software, technology, and health care since July 2008.  Prior to his tenure at Gi2, commencing January 2005 Mr Furth was Senior Vice President and Portfolio Manager at Provident Investment Counsel, where he managed a $450 million growth stock portfolio.  Mr. Furth attended Stanford University for his undergraduate degree and then the Kellogg School of Management at Northwestern University for his MBA.
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On October 16, 2012, we issued a press release announcing the appointment of David Furth, as a non-executive independent member of its Board of Directors.  A copy of that press release is furnished as Exhibit 99.1.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1     Press Release dated October 16, 2012.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Seven Arts Entertainment Inc.

October 19, 2012	By:	/s/ Peter Hoffman
Peter Hoffman
Chief Executive Officer

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